  EXHIBIT 99.1

Upexi, Inc. Announces Pricing of up to $23 Million Private Placement Offering of Common Stock and Warrants Priced above the At-the-Market Price under Nasdaq Rules

$10 Million Upfront with up to an Additional $13 Million of Aggregate Gross Proceeds Upon the Cash Exercise in Full of Warrants

TAMPA, FL / Access Newswire / November 26, 2025 / Upexi, Inc. (NASDAQ: UPXI) (the "Company" or "Upexi"),  a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that it has entered into a securities purchase agreement with a single institutional investor, for the purchase and sale of 3,289,474 shares of common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 3,289,474 shares of common stock at a combined purchase price of $3.04,  in a private placement offering priced above the at-the-market price under Nasdaq Stock Market LLC rules (the “Offering”). The warrants will have an exercise price of $4.00, will be immediately exercisable, and will expire 48 months from issuance. The $3.04 purchase price represents a 1.3x premium to the Company’s NAV using the Company's fully-loaded mNAV calculation, and is accretive to the Company's adjusted Solana (SOL) per share.

The closing of the Offering is expected to occur on or about December 1, 2025, subject to the satisfaction of customary closing conditions. The Company expects to receive gross proceeds of approximately $10 million from the Offering, and up to an additional $13 million following the cash exercise of the warrants, before deducting placement agent fees and other estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the Offering for working capital, general corporate purposes and internally managed, SOL maximum return strategy.

A.G.P./Alliance Global Partners is acting as the sole placement agent in connection with the Offering.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering, and the securities have not been and will not initially be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of the securities purchase agreement entered into with the investor, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock issued or underlying common warrants issued to the investors no later than 5 calendar days after the closing of the offering and to use commercially reasonable efforts to have the registration statement declared effective within 60 days following the closing of the offering.

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This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Upexi, Inc.:

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much SOL as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the expected closing of the Offering and the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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Company Contact

Brian Rudick, Chief Strategy Officer

Email:brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Media Relations Inquiries

Greg or Katie @STiR-communications.com

STiR-communications.com

SOURCE: Upexi

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